Exhibit 4.1

EXECUTION VERSION

LYRA THERAPEUTICS, INC.

EIGHTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This Agreement dated as of January 10, 2020 is entered into by and among Lyra Therapeutics, Inc., a Delaware corporation (the “Company”), Carmichael Roberts, George Whitesides and Robert Langer (individually, a “Founder” and collectively, the “Founders”) and the individuals and entities listed as preferred stockholders on Schedule A attached hereto (individually, an “Investor” and collectively, the “Investors”).

Recitals

WHEREAS, the Company was a party with the stockholders of the Company named therein to a Seventh Amended and Restated Investor Rights Agreement dated as of June 5, 2018, by and among the Company, the Investors and the other parties thereto (as amended, the “Prior IRA”).

WHEREAS, certain parties, concurrently herewith are purchasing shares of the Company’s Series C Convertible Preferred Stock pursuant to that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement of even date herewith (the “Series C Purchase Agreement”).

WHEREAS, the Investors’ obligations in the Series C Purchase Agreement are conditioned upon the Company’s execution and delivery of this Agreement.

WHEREAS, the signatories to this Agreement hold the requisite number of shares to effect the amendment of the Prior IRA and desire to amend and restate the Prior IRA in its entirety.

WHEREAS, the Company and the Investors desire to provide for certain arrangements with respect to (i) the registration of shares of capital stock of the Company under the Securities Act of 1933, as amended and (ii) the Investors’ right of first refusal with respect to certain issuances of securities of the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Available Undersubscription Amount” shall have the meaning set forth in Section 3.1(b).

“Board of Directors” means the Company’s board of directors.

“Charter” means the Company’s Amended and Restated Certificate of Incorporation.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning set forth in the Preamble.

“Company Sale” means: (a) a merger or consolidation in which (i) the Company is a constituent party, or (ii) a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except in the case of either clause (i) or (ii), any such merger or consolidation involving the Company or any of its subsidiaries in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for equity interests which represent, immediately following such merger or consolidation, more than fifty percent (50%) by voting power of the equity interests of (A) the surviving or resulting entity or (B) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such merger or consolidation, the entity that is the parent entity of such surviving or resulting entity, in each case in substantially the same proportions as such stockholders held the outstanding stock of the Company immediately prior thereto; (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any of its subsidiaries, of all or substantially all the assets of the company and its subsidiaries taken as a whole (except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company); or (c) the sale or transfer, in a single transaction or series of related transactions, by the stockholders of the Company of more than fifty percent (50%) by voting power of the then-outstanding capital stock of the Company to any person or entity or group of affiliated entities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Founder” shall have the meaning set forth in the Preamble.

“Founders” shall have the meaning set forth in the Preamble.

“Founder Registrable Shares” shall have the meaning set forth in Section 2.2(a).

“Indemnified Party” shall have the meaning set forth in Section 2.5(c).

“Indemnifying Party” shall have the meaning set forth in Section 2.5(c).

“Initiating Holders” means the Stockholders initiating a request for registration pursuant to Section 2.1(a) or 2.1(b), as the case may be.

“Initial Public Offering” means the initial underwritten public offering of shares of Common Stock pursuant to an effective Registration Statement.

“Investors” shall have the meaning set forth in the Preamble.

“Other Holders” shall have the meaning set forth in Section 2.1(d).

“Notice of Acceptance” shall have the meaning set forth in Section 3.1(b).

“Preferred Directors” shall have the meaning assigned to that term in the Charter.

“Preferred Stock” means the Series A-1 Preferred (as defined below), Series A-2 Preferred (as defined below), Series A-3 Preferred (as defined below), Series A-4 Preferred (as defined below), Series B Preferred (as defined below) and Series C Preferred (as defined below).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Qualifying Holder” means any Stockholder that is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

“Refused Securities” shall have the meaning set forth in Section 3.1(c).

“Registration Statement” means a registration statement filed by the Company with the Commission for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Registration Expenses” means the expenses described in Section 2.4.

“Registrable Shares” means (i) the shares of Common Stock issued or issuable to an Investor or other Stockholder upon conversion of Preferred Stock, (ii) any shares of Common Stock held by an Investor or other Stockholder, and any shares of Common Stock issued or issuable upon the conversion or exercise of any other securities, in each case that are acquired by such Investor or other Stockholder prior to the Initial Public Offering, and (iii) any other shares of Common Stock issued in respect of the shares described in clauses (i) and (ii) (because of stock dividends, splits, reclassifications, recapitalizations, or similar events occurring after the date of this Agreement); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon (i) any sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (ii) any sale in any manner to a person or entity which, by virtue of Section 4 of this Agreement, is not entitled to the rights provided by this Agreement. Wherever reference is made in this Agreement to a request or consent of holders of a certain percentage of Registrable Shares, the determination of such percentage shall include shares of Common Stock issuable upon conversion of the Preferred Stock even if such conversion has not been effected.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

“Selling Stockholder” means any Stockholder owning Registrable Shares included in a Registration Statement.

“Series A-1 Preferred” means the Series A-1/A Convertible Preferred Stock of the Company, $0.001 par value per share, the Series A-1/B Convertible Preferred Stock of the Company, $0.001 par value per share and the Series A-1/C Convertible Preferred Stock of the Company, $0.001 par value per share.

“Series A-2 Preferred” means the Series A-2 Convertible Preferred Stock of the Company, $0.001 par value per share.

“Series A-3 Preferred” means the Series A-3 Convertible Preferred Stock of the Company, $0.001 par value per share.

“Series A-4 Preferred” means the Series A-4 Convertible Preferred Stock of the Company, $0.001 par value per share.

“Series B Director” shall have the meaning assigned to that term in the Charter.

“Series B Preferred” means the Series B Convertible Preferred Stock of the Company, $0.001 par value per share.

“Series C Director” shall have the meaning assigned to that term in the Charter.

“Series C Original Issue Date” shall mean the date on which a share of Series C Preferred was first issued.

“Series C Preferred” means the Series C Convertible Preferred Stock of the Company, $0.001 par value per share.

“Significant Stockholder” shall mean each Stockholder who holds not less than seven million (7,000,000) shares of Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization occurring after the date of this Agreement and affecting the number of issued and outstanding shares of Preferred Stock), including, for this purpose, shares of Common Stock issued upon conversion of Preferred Stock so long as such Common Stock is held by a current or former holder of Preferred Stock, but excluding any person that is a competitor of the Company as determined by the Board of Directors, including the Preferred Directors, in good faith).

“Stockholder” means any Investor and any person or entity to whom the rights granted under this Agreement are transferred by any holder of the Preferred Stock, its successors or assigns pursuant to Section 4 hereof.

2. Registration Rights

2.1. Required Registrations.

(a) At any time after the earlier of (i) the fifth anniversary of the Series C Original Issue Date or (ii) six months after the closing of the Initial Public Offering, a Stockholder or Stockholders holding in the aggregate at least thirty percent (30%) of the Registrable Shares then outstanding (which in the event that an Initial Public Offering has not yet occurred, must include holders of at least fifty percent (50%) of the Registrable Shares issued or issuable upon conversion of the Series B Preferred and Series C Preferred then outstanding) may request, in writing, that the Company effect the registration on Form S-1 (or any successor form) of Registrable Shares owned by such Stockholder or Stockholders having an aggregate value of at least Five Million Dollars ($5,000,000) (based on the market price or fair value on the date of such request).

(b) At any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form relating to secondary offerings), a Stockholder or Stockholders may request, in writing, that the Company effect the registration on Form S-3 (or such successor form) (if Form S-3 (or such successor form) is available for such offering), of Registrable Shares having an aggregate value of at least Two Million Dollars ($2,000,000) (based on the public market price on the date of such request).

(c) Upon receipt of any request for registration pursuant to this Section 2.1, the Company shall promptly give written notice of such proposed registration to all other Stockholders. Such Stockholders shall have the right, by giving written notice to the Company within thirty (30) days after the Company provides its notice, to elect to have included in such registration such of their Registrable Shares as such Stockholders may request in such notice of election, subject in the case of an underwritten offering to the approval of the managing underwriter as provided in Section 2.1(d) below. Thereupon, the Company shall use its reasonable best efforts to effect, as expeditiously as possible, but no later than sixty (60) days following the date of the registration request under Section 2.1(a) or (b) as applicable, the registration on an appropriate registration form of all Registrable Shares which the Company has been requested to so register (provided, however, that in the case of a registration requested under Section 2.1(b), the Company will only be obligated to effect such registration on Form S-3 (or any successor form)).

(d) If the Initiating Holders intend to distribute the Registrable Shares covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 2.1(a) or (b), as the case may be, and the Company shall include such information in its written notice referred to in Section 2.1(c). The right of any other Stockholder to include its Registrable Shares in such registration pursuant to Section 2.1(a) or (b), as the case may be, shall be conditioned upon such other Stockholder’s participation in such underwriting on the terms set forth herein.

If the Company desires that any securities of the Company held by officers and directors of the Company be included in any registration for an underwritten offering requested pursuant to Sections 2.1(a) or (b) or if other holders of securities of the Company who are entitled, by contract with the Company, to have securities included in such a registration (the “Other Holders”) request such inclusion, the Company may include the securities of such officers, directors and Other Holders in such registration and underwriting on the terms set forth herein. The Company shall (together with all Stockholders, officers, directors and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form (including, without limitation, customary indemnification and contribution provisions on the part of the Company) with the managing underwriter. Notwithstanding any other provision of this Section 2.1(d), if the managing underwriter advises the Company that the inclusion of all shares requested to be registered would adversely affect the offering, the securities of the Company held by officers or directors of the Company (other than Registrable Shares) and the securities held by Other Holders (other than Registrable Shares) shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and if a further limitation of the number of shares is required, the number of shares that may be included in such registration and underwriting shall be allocated among all holders of Registrable Shares requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Shares held by them at the time of the request for registration made by the Initiating Holders pursuant to Section 2.1(a) or (b), as the case may be. If any holder of Registrable Shares, officer, director or Other Holder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, and the securities so withdrawn shall also be withdrawn from registration. If the managing underwriter has not limited the number of Registrable Shares or other securities to be underwritten, the Company may include securities for its own account in such registration if the managing underwriter so agrees and if the number of Registrable Shares and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

(e) The Initiating Holders shall have the right to select the managing underwriter(s) for any underwritten offering requested pursuant to Section 2.1(a) or (b), subject to the approval of the Company, which approval will not be unreasonably withheld or delayed.

(f) The Company shall not be required to effect more than two (2) registrations pursuant to Section 2.1(a) or more than two (2) registrations in any 12-month period pursuant to Section 2.1(b). In addition, the Company shall not be required to effect any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months after the effective date of any other Registration Statement of the Company. For purposes of this Section 2.1(f), a Registration Statement shall not be counted until such time as such Registration Statement has been declared effective by the Commission (unless the Initiating Holders withdraw their request for such registration, other than as a result of information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested, and elect not to pay the Registration Expenses therefor pursuant to Section 2.4).

(g) If at the time of any request to register Registrable Shares by Initiating Holders pursuant to this Section 2.1, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

2.2. Incidental Registration.

(a) Whenever the Company proposes to file a Registration Statement (other than in connection with the Initial Public Offering but in the case of Stockholders, other than a Registration Statement filed pursuant to Section 2.1, but in the case of the Founders, including a Registration Statement filed pursuant to Section 2.1), at any time and from time to time, it will, prior to such filing, give written notice to all Stockholders and Founders of its intention to do so. Upon the written request of a Stockholder or Stockholders, or Founder or Founders, given within twenty (20) days after the Company provides such notice (which request shall state the intended method of disposition of the Registrable Shares or, in the case of Founders, Common Stock, requested to be registered), the Company shall use its reasonable best efforts to cause all Registrable Shares which the Company has been requested by such Stockholder or Stockholders to register, and all of the shares of Common Stock that Founder or Founders have requested that the Company register (together with any other shares of Common Stock issued in respect of the shares requested to be included by the Founders (because of stock dividends, splits, reclassifications, recapitalizations or similar events occurring after the date of this Agreement) the “Founder Registrable Shares”) to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in such request; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 2.2 without obligation to any Stockholder or Founder.

(b) If the registration for which the Company gives notice pursuant to Section 2.2(a) is a registered public offering involving an underwriting, the Company shall so advise the Stockholders and Founders as a part of the written notice given pursuant to Section 2.2(a). In such event, the right of any Stockholder to include its Registrable Shares or Founder to include its Founder Registrable Shares in such registration pursuant to Section 2.2 shall be conditioned upon such Stockholder’s or Founder’s participation in such underwriting on the terms set forth herein. All Stockholders and Founders proposing to distribute their securities through such underwriting shall (together with the Company, Other Holders, and any officers or directors distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the managing underwriter determines that the inclusion of all shares requested to be registered would adversely affect the offering, the Company may limit (to zero) the number of Registrable Shares and Founder Registrable Shares to be included in the registration and underwriting. The Company shall so advise all holders of Registrable Shares and Founder Registrable Shares requesting registration, and the number of shares that are entitled to be included in the registration and underwriting shall be allocated in the following manner: the securities of the Company held by officers and directors of the Company (other than Registrable Shares and Founder Registrable Shares) shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and, if a further limitation on the number of shares is required the other securities held by officers and directors of the Company (including Registrable Shares and Founder Registrable Shares), shall be excluded from such registration and underwriting to the extent deemed advisable by the managing underwriter, and if a further limitation on the number of shares is required, the number of shares that may be included in such registration and underwriting (other than shares to be sold by the Company) shall be allocated among all Stockholders, Founders and Other Holders requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) which they held at the time the Company gave the notice specified in Section 2.2(a) (excluding from calculation any securities excluded from such registrations as set forth above in this sentence, provided that, if any shares are to be sold in such offering other than on behalf of the Company, then the total number of Registrable Shares permitted to be included therein shall in any event be at least fifty percent (50%) of the securities included therein (based on aggregate market values). If any Stockholder, Founders or Other Holder would thus be entitled to include more securities than such holder requested to be registered, the excess shall be allocated among other requesting Stockholders, Founders and Other Holders pro rata in the manner described in the preceding sentence. If any holder of Registrable Shares or Founder Registrable Shares or any officer, director or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company, and any Registrable Shares or Founder Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. For the avoidance of doubt, no shares to be offered on behalf of the Company shall be required to be excluded from such Registration Statement and underwriting unless all shares held by holders of securities of the Company (including Stockholders, Founders and Other Holders) have been excluded from such Registration Statement and underwriting.

(c) The Company shall have the right to select the managing underwriter for any underwritten offering requested pursuant to Section 2.2, subject to the approval of the holders of a majority of the Registrable Shares, which approval will not be unreasonably withheld or delayed.

2.3. Registration Procedures.

(a) If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any Registrable Shares under the Securities Act, the Company shall:

(i) file with the Commission a Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause that Registration Statement to become and remain effective for one hundred eighty (180) days from the effective date or such lesser period until all such Registrable Shares are sold;

(ii) as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for one hundred eighty (180) days from the effective date or such lesser period until all such Registrable Shares are sold;

(iii) as expeditiously as possible furnish to each Selling Stockholder such reasonable number of copies of the Prospectus, including any preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Selling Stockholder;

(iv) use its reasonable best efforts to, as expeditiously as possible, register or qualify the Registrable Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as the Selling Stockholders shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable the Selling Stockholders to consummate the public sale or other disposition in such states of the Registrable Shares owned by the Selling Stockholder; provided, however, that the Company shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(v) as expeditiously as possible, cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi) promptly provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such registration statement;

(vii) promptly make available for inspection by the Selling Stockholders, any managing underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the Selling Stockholders, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) as expeditiously as possible, notify each Selling Stockholder of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

(ix) as expeditiously as possible following the effectiveness of such Registration Statement, notify each Selling Stockholder of such Registrable Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus.

(b) If the Company has delivered a Prospectus to the Selling Stockholders, and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify the Selling Stockholders of such amendment and, if necessary, request that the Selling Stockholders immediately cease making offers of Registrable Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Registrable Shares.

(c) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section 2.3(c) to suspend sales of Registrable Shares for a period in excess of ninety (90) days in any three hundred sixty-five-day (365-day) period.

2.4. Allocation of Expenses. The Company will pay all Registration Expenses for all registrations under this Agreement; provided, however, that if a registration under Section 2.1 is withdrawn at the request of the Initiating Holders (other than as a result of material information concerning the business or financial condition of the Company which is made known to the Stockholders after the date on which such registration was requested) and if the Initiating Holders elect not to have such registration counted as a registration requested under Section 2.1, the requesting Stockholders shall pay the Registration Expenses of such registration pro rata in accordance with the number of their Registrable Shares included in such registration. For purposes of this Section, the term “Registration Expenses” shall mean all expenses incurred by the Company in complying with this Agreement, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, fees and expenses of counsel for the Company and the reasonable fees and expenses (not to exceed $75,000) of one counsel selected by the Selling Stockholders to represent the Selling Stockholders (and, in connection with the Initial Public Offering, the Company shall also pay the fees and expenses of one special counsel to represent the Significant Stockholders), state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of Selling Stockholders’ own counsel (other than the counsel selected to represent all Selling Stockholders).

2.5. Indemnification and Contribution.

(a) In the event of any registration of any of the Registrable Shares or Founder Registrable Shares under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless the seller of such Registrable Shares or Founder Registrable Shares, each of its directors, partners, and officers, each underwriter of such Registrable Shares or Founder Registrable Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Registrable Shares or Founder Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Company will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission of a material fact made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof or to the extent that such loss, claim, damage or liability arises out of such seller’s failure to deliver a copy of the preliminary or final prospectus or any amendment or supplement thereto.

(b) In the event of any registration of any of the Registrable Shares or Founder Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares or Founder Registrable Shares, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Company, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares or Founder Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such seller furnished in writing to the Company by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, preliminary prospectus or final prospectus, amendment or supplement; provided, however, that the obligations of a seller of Registrable Shares or Founder Registrable Shares hereunder shall be limited to an amount equal to the net proceeds to such seller of Registrable Shares or Founder Registrable Shares sold in connection with such registration.

(c) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party is adversely affected by such failure. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2.5 is due in accordance with its terms but for any reason is held to be unavailable to an Indemnified Party in respect to any losses, claims, damages and liabilities referred to herein, then the Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of a party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the sellers of Registrable Shares or Founder Registrable Shares agree that it would not be just and equitable if contribution pursuant to this Section 2.5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph of Section 2.5, in no case shall any one seller of Registrable Shares or Founder Registrable Shares be liable or responsible for any amount in excess of the net proceeds received by such seller of Registrable Shares or Founder Registrable Shares from the offering of Registrable Shares or Founder Registrable Shares; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 2.5, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld.

2.6. Other Matters with Respect to Underwritten Offerings. In the event that Registrable Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 2.1, the Company agrees to (a) enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of the Company and customary covenants and agreements to be performed by the Company, including without limitation customary provisions with respect to indemnification by the Company of the underwriters of such offering; (b) use its reasonable best efforts to cause its legal counsel to render customary opinions to the underwriters with respect to the Registration Statement; and (c) use its reasonable best efforts to cause its independent public accounting firm to issue customary “cold comfort letters” to the underwriters with respect to the Registration Statement.

2.7. Information by Holder. As a condition to the Company’s obligation to register the Registrable Shares of any holder, such holder shall furnish to the Company such information regarding such holder and the distribution proposed by such holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

2.8. “Stand-Off” Agreement; Confidentiality of Notices. Each Stockholder agrees not to sell or otherwise transfer or dispose of any Registrable Shares or other securities of the Company held by such Stockholder prior to the initial public offering of the Company’s Common Stock (and for the avoidance of doubt, not including any securities acquired by it in connection with such offering or at any time thereafter), for a period of one hundred eighty (180) days following the effective date of a Registration Statement subject to a potential extension (not to exceed fifteen (15) days) to prevent a prohibition on publications by research analysts pursuant to NASD Rule 2711; provided that:

(a) such agreement shall only apply to the initial public offering of Common Stock of the Company to be sold by or on behalf of the Company in an underwritten offering; and

(b) all stockholders of the Company then holding at least one percent (1%) of the outstanding Common Stock (on an as converted basis) and all Founders, officers and directors of the Company enter into similar agreements.

The Company may impose stop-transfer instructions with respect to the Registrable Shares or other securities subject to the foregoing restriction until the end of such one hundred eighty-day (180-day) period.

Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.8 or that are necessary to give further effect thereto.

Any Stockholder receiving any written notice from the Company regarding the Company’s plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any person other than as necessary to exercise its rights under this Agreement.

2.9. Limitations on Subsequent Registration Rights. The Company shall not, without the prior written consent of Stockholders holding at least a majority of the Registrable Shares then held by all Stockholders and a majority of Series B Preferred and Series C Preferred (voting together as a single class on an as-converted basis), enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of the Company which grant such holder or prospective holder rights to include securities of the Company in any Registration Statement, unless (a) such rights to include securities in a registration initiated by the Company or by Stockholders are junior in all respects to the rights granted to Other Holders under Sections 2.1 and 2.2 of this Agreement, and (b) any such rights to initiate a registration provide that Stockholders are entitled to include Registrable Shares in priority to such holders.

2.10. Rule 144 Requirements. After the earliest of (i) the closing of the sale of securities of the Company pursuant to a Registration Statement, (ii) the registration by the Company of a class of securities under Section 12 of the Exchange Act, or (iii) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act, the Company agrees to, so long as any Stockholder is a holder of Registrable Shares:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) furnish to any holder of Registrable Shares upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

2.11. Termination. All of the Company’s obligations to register Registrable Shares under Sections 2.1 and 2.2 of this Agreement shall terminate upon the earliest of (i) five (5) years after the closing of the Initial Public Offering, (ii) the date on which no Stockholder holds any Registrable Shares, (iii) a Company Sale or (iv) at such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of a holder’s or Founder’s shares without limitation during a three (3) month period without registration.

3. Right Of Preferred Stockholders.

(a) The Company shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (A) any shares of its Common Stock, (B) any other equity securities of the Company, including, without limitation, shares of preferred stock, (C) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity securities of the Company, or (D) any debt securities convertible into capital stock of the Company (collectively, the “Offered Securities”), unless in each such case the Company shall have first complied with this Section 3.1.

(i) The Company shall deliver to each Stockholder that is a Qualifying Holder a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (the “Offer”), which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Qualifying Holder (A) such portion of the Offered Securities as is equal to (1) one hundred percent (100%) of the Offered Securities multiplied by (2) a fraction the numerator of which is the aggregate number of shares of Common Stock issued and issuable upon conversion of the Preferred Stock held by such Qualifying Holder and the denominator of which is the total number of shares of Common Stock issued and issuable upon conversion of all the outstanding shares of Preferred Stock then held by all Qualifying Holders (the “Basic Amount”), and (B) any additional portion of the Offered Securities attributable to the Basic Amount of other Qualifying Holders as such Qualifying Holder shall indicate it will purchase or acquire should any other Qualifying Holder subscribe for less than its Basic Amount (the “Undersubscription Amount”).

(ii) If more than one Qualifying Holder indicates that it wishes to purchase the Undersubscription Amount, or a portion thereof, and the Undersubscription Amount is not sufficient to allow all such Qualifying Holders to purchase the amounts indicated, the Undersubscription Amount shall be allocated among the Qualifying Holders who indicated an interest therein, pro rata based on such Qualifying Holders’ relative Basic Amounts.

(iii) Each Qualifying Holder shall have the right, for a period of thirty (30) days following the delivery, to purchase or acquire, at the price and upon the other terms specified in the Offer, the number and amount of Offered Securities described above. For the purpose of determining both the numbers of shares each Qualifying Holder owns and the number of shares each Qualifying Holder is entitled to purchase, each Qualifying Holder shall be treated as one holder together with its affiliates (regardless of whether such affiliates currently own securities of the Company).

(b) To accept an Offer, in whole or in part, a Qualifying Holder must deliver a written notice to the Company prior to the end of the thirty-day (30-day) period of the Offer, setting forth the portion of the Qualifying Holder’s Basic Amount that such Qualifying Holder elects to purchase and, if such Qualifying Holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such Qualifying Holder elects to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Qualifying Holders are less than the total of all of the Basic Amounts available for purchase, then each Qualifying Holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amount it subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amount subscribed for exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Qualifying Holder who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Qualifying Holder bears to the total Undersubscription Amounts subscribed for by all Qualifying Holders, subject to rounding by the Board of Directors to the extent it deems reasonably necessary.

(c) The Company shall have ninety (90) days from the expiration of the period set forth in Section 3.1(b) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Qualifying Holders (the “Refused Securities”), but only to the offerees or Qualifying Holders described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Company than those set forth in the Offer.

(d) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 3.1(c) above), then each Qualifying Holder may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Qualifying Holder elected to purchase pursuant to Section 3.1(b) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Qualifying Holders pursuant to Section 3.1(b) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Qualifying Holder so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Qualifying Holders in accordance with Section 3.1(a) above.

(e) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Qualifying Holders shall acquire from the Company, and the Company shall issue to the Qualifying Holders, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 3.1(d) above if the Qualifying Holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the Qualifying Holders of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Qualifying Holders of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Qualifying Holders and the Company.

(f) Any Offered Securities not acquired by the Qualifying Holders or other persons in accordance with Section 3.1(c) above may not be issued, sold or exchanged until they are again offered to the Qualifying Holders under the procedures specified in this Agreement.

(g) The rights of the Qualifying Holders under this Section 3 shall not apply to:

(i) Common Stock issued as a stock dividend to holders of Common Stock or Preferred Stock or upon any subdivision or combination of shares of Common Stock or Preferred Stock;

(ii) the issuance of any shares of Common Stock upon conversion of shares of convertible preferred stock;

(iii) the issuance of (A) shares of Common Stock, or the grant of options therefor subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization occurring after the date of this Agreement affecting such shares, issued, or deemed issued to directors, consultants and employees of the Company or any subsidiary, pursuant to the Company’s 2005 Equity Incentive Plan, as amended (the “2005 Plan”), (B) shares of Common Stock, or the grant of options therefor subject in either case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization occurring after the date of this Agreement affecting such shares, issued, or deemed issued to directors, consultants and employees of the Company or any subsidiary, pursuant to the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”, and together with the 2005 Plan, the “Plans”) or (C) shares of Common Stock, or the grant of options therefore, pursuant to any other plan, agreement or arrangement approved by a majority of the Board of Directors (which majority must include a majority of the Preferred Directors) of the Company;

(iv) securities issued solely in consideration for the acquisition (whether by merger or otherwise) by the Company or any of its subsidiaries of all or substantially all of the stock or assets of any other entity; provided that such transaction, and the issuance of shares in connection therewith, has been approved by a majority of the Board of Directors (which majority must include a majority of the Preferred Directors);

(v) securities sold by the Company in an underwritten public offering pursuant to an effective registration statement under the Securities Act;

(vi) securities issued or issuable to financial institutions or lessors in connection with commercial credit agreements, equipment financings or similar transactions; provided that such transaction, and the issuance of shares in connection therewith, has been approved by a majority of the Board of Directors, (which majority must include a majority of the Preferred Directors);

(vii) securities issued or issuable in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements and technology transfer or development arrangements; provided that such strategic transactions, and the issuance of shares in connection therewith, has been approved by a majority of the Board of Directors (which majority must include a majority of the Preferred Directors); or

(viii) securities issued or issuable pursuant to the Series C Purchase Agreement, as such Series C Purchase Agreement may be amended from time to time in accordance with its terms.

3.2. Termination. This Section 3 shall terminate upon the earlier of the following events:

(a)	The closing of a Company Sale; or

(b)	The closing of an Initial Public Offering.

4. Transfers of Rights.

(a) This Agreement, and the rights and obligations of each Stockholder hereunder, may be assigned by such Stockholder to (i) any affiliate, partner or stockholder of such Stockholder to which such Stockholder transfers at least ten percent (10%) of the aggregate shares of Preferred Stock (or underlying Common Stock) held by such Stockholder (or one hundred percent (100%) of the Shares purchased by such Stockholder if fewer than five hundred thousand (500,000) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization occurring after the date of this Agreement and affecting the number of issued and outstanding shares of Preferred Stock)), and such transferee shall be deemed a “Stockholder” for purposes of this Agreement, provided that no transfer shall be made to any entity that is a competitor of the Company as determined in good faith by the Board of Directors of the Company (including the Preferred Directors); provided further that the transferee provides prior written notice of such assignment to the Company and agrees in writing to be bound hereby as a “Stockholder”.

(b) In connection with any transfer of Founder Registrable Shares permitted under an applicable restricted stock purchase agreement and made in compliance with the Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement of even date therewith, the rights and obligations of each Founder under Section 2.2 hereunder may be assigned by such Founder to (i) any person or entity to which at least five hundred thousand (500,000) Founder Registrable Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization occurring after the date of this Agreement and affecting the number of issued and outstanding shares of Common Stock) are transferred by such Founder (or one hundred percent (100%) of the Founder Registrable Shares held by such Founder if less than five hundred thousand (500,000) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization occurring after the date of this Agreement and affecting the number of issued and outstanding shares of Common Stock) or (ii) to his spouse or child or a trust or similar entity established for the benefit of his spouse, his child or himself, and such transferee shall be deemed a Founder for purposes of Section 2.2 of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound hereby as a “Founder”.

(c) Each Institutional Investor (as defined in Section 6(j) below) may assign this Agreement and its rights and obligations hereunder to any entity that may be considered an affiliate (as defined in Rule 12b-2 promulgated under the Exchange Act) of such Institutional Investor and such affiliate of such Institutional Investor shall be deemed a “Stockholder” for purposes of this Agreement, and all such affiliates of such Institutional Investor may from time to time reassign their rights to other affiliates of such Institutional Investor; provided that the transferee provides written notice of such assignment to the Company and agrees to be bound by the terms and conditions set forth herein as a “Stockholder”.

5. Covenants

5.1. Affirmative Covenants. The Company covenants and agrees that, in addition to any other rights provided by law, so long as at least 20,000,000 shares of Preferred Stock (such number to be proportionately adjusted in the event of any stock splits, stock dividends, recapitalizations or similar events occurring after the date of this Agreement affecting the number of issued and outstanding shares of Preferred Stock) are outstanding, it will perform and observe the following covenants and provisions, unless waived by the prior written consent or affirmative vote of the holders of not less than a majority of the then outstanding shares of Preferred Stock, voting together as a separate class on an as-converted basis:

(a) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims, which, if unpaid, might become a lien or charge upon any properties of the Company, other than those which are being contested in good faith by appropriate proceedings;

(b) preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required, unless the failure to so qualify does not and will not have a material and adverse effect on the business, operations or financial condition of the Company and preserve and maintain all material licenses and other rights to use patents, processes, licenses, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it as are reasonably necessary or advisable for it to conduct its business; and

(c) maintain commercially reasonable and adequate general liability, casualty and product liability insurance, and directors and officers liability insurance in amounts as requested by holders of the a majority of the Preferred Stock, voting together as a separate class on an as-converted basis and as approved by the Board of Directors.

5.2. Inspection. The Company shall permit each Significant Stockholder or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours and without disruption of the Company’s business following reasonable notice and as often as may be reasonably requested; provided, however, that the Company shall not be obligated pursuant to this Section 5.2 to provide access to any information which it reasonably considers to be a trade secret.

5.3. Observer Rights.

(a) As long as Perceptive Life Sciences Master Fund Ltd (“Perceptive”) owns not less than fifty percent (50%) of the shares of the Series B Preferred Stock it holds as of the date hereof (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Perceptive to attend all meetings of its Board of Directors in a nonvoting observer capacity, who shall initially be Keyvan Mirsaeedi-Farahani and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(b) As long as RA Capital Healthcare Fund, L.P. (“RA Capital”) owns not less than fifty percent (50%) of the shares of the Series B Preferred Stock it holds as of the date hereof (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of RA Capital to attend all meetings of its Board of Directors in a nonvoting observer capacity, who shall initially be Neta Batscha, and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

5.4. Financial Statements and Other Information. The Company shall deliver to each Significant Stockholder:

(a) within one hundred eighty (180) days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of income and of cash flows of the Company for such year, certified by certified public accountants of recognized regional standing selected by the Company, and prepared in accordance with GAAP;

(b) within forty-five (45) days after the end of each fiscal quarter of the Company (other than the last quarter in each fiscal year), an unaudited balance sheet of the Company as at the end of such quarter, and unaudited statements of income and of cash flows of the Company for such fiscal quarter and for the current fiscal year to the end of such fiscal quarter;

(c) on or before the thirtieth (30th) day following the first day of each fiscal year, a budget, consisting of a business plan and projected financial statements for such fiscal year, which budget has been approved by the Board of Directors;

(d) such other notices, information and data with respect to the Company as the Company delivers to the holders of its capital stock generally at the same time it delivers such items to such holders; and

(e) with reasonable promptness, such other information and data as such Significant Stockholder may from time to time reasonably request.

The foregoing financial statements shall be prepared on a consolidated basis if the Company then has any subsidiaries. The financial statements delivered pursuant to clause (b) above shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with GAAP consistently applied (except as noted) and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

Notwithstanding anything else in this Subsection 5.4 to the contrary, the Company may cease providing the information set forth in this Subsection 5.4 during the period starting with the date 60 days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the Commission rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 5.4 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

5.5. Material Changes and Litigation. The Company shall promptly notify the Board of Directors of (a) any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and (b) any litigation or governmental proceeding or investigation brought or, to the Company’s knowledge, threatened against the Company, or against any Founder, officer, director, key employee or principal stockholder of the Company which, if adversely determined, would have a material adverse effect on the Company.

5.6. Director and Officer and Key Man Insurance. The Company shall maintain term life insurance on the life of the Chief Executive Officer, currently Maria Palasis, in the amount of One Million Dollars ($1,000,000), with the proceeds payable to the Company. The Company shall maintain, or within ninety (90) days after the date hereof the Company shall obtain and thereafter maintain, workers’ compensation insurance and insurance with respect to the properties and business of the Company of the kinds and in the amounts not less than is customarily obtained by corporations in the same or similar business, similarly situated and in similar size, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

5.7. Agreements with Employees; Options.

(a) The Company shall require (i) all persons hereafter employed by, or consulting with the Company, and each current employee or person consulting who has not already done so, to enter into Nondisclosure and Developments Agreements substantially in the Company’s standard form, which form shall be reasonably acceptable to Perceptive; (ii) all persons hereafter employed by the Company as officers or designated by the Chief Executive Officer or the Board of Directors of the Company as key contributors to the Company to enter into Noncompetition, Nonsolicitation, Nondisclosure and Developments Agreements substantially in the Company’s standard form which form shall be reasonably acceptable to Perceptive, for a period ending no less than one (1) year following the termination of employment of such key contributor; and (iii) each employee who is designated by the Chief Executive Officer or the Board of Directors of the Company as a key contributor and has not already done so to enter into Noncompetition, Nonsolicitation, Nondisclosure and Developments Agreements substantially in the Company’s standard form, or such other form as may be approved by the Board of Directors of the Company, and in either case, which form shall be reasonably acceptable to Perceptive, for a period ending no less than one (1) year following the termination of employment of such key contributor. For the avoidance of doubt, the form agreements provided to Perceptive in conjunction with the Series C Purchase Agreement are deemed to be reasonably acceptable to Perceptive.

(b) Other than options or restricted stock granted to the Founders (which shall be governed by the terms of the applicable restricted stock agreement), unless otherwise agreed by a majority of the members of the Board of Directors who are not employees of the Company or a subsidiary of the Company (which majority shall include a majority of the Preferred Directors), all options or restricted stock granted or issued under the Plans shall become exercisable at the rate of twenty-five percent (25%) on the one-year anniversary of the date of issuance with the remainder vesting in equal monthly installments (2.0833%) over the subsequent three (3) years so long as the holder continues to be an employee or consultant of the Company.

5.8. Directors.

(a) The Company shall promptly reimburse in full each director of the Company who is not an employee of the Company and who was elected as a director solely or in part by the holders of Preferred Stock for all of his reasonable out-of-pocket expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof.

(b) The Board of Directors shall meet at least quarterly unless otherwise agreed by all of the members of the Board of Directors.

5.9. Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Common Stock for issuance upon conversion of all of the outstanding Shares.

5.10. Related Party Transactions. Except for transactions contemplated by this Agreement, the Series C Purchase Agreement, the Ninth Amended and Restated Stockholders’ Voting Agreement, or the Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, each entered into on or about the date hereof, or transactions on customary terms related to such person’s employment, the Company shall not enter into any agreement with any stockholder, officer or director of the Company, or, to the extent known to the Company, any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, without the consent of at least a majority of the members of the Company’s Board of Directors having no interest in such agreement or arrangement.

5.11. Matters Requiring Director Approval. The Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors (which approval must include either the Series B Director or the Series C Director):

(a) Incur any new indebtedness for borrowed money that, together with any other indebtedness for borrowed money incurred since the Series C Original Issue Date, exceeds Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate;

(b) Pay or declare any dividend or distribution on any shares of its capital stock, or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except for (i) the repurchase by the Company of capital stock held by an employee, director or consultant of the Company at the original purchase price upon termination of their employment or services with the Company, or (ii) as contemplated by the Charter or by the Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as the date hereof (the “ROFR Agreement”), as such ROFR Agreement may be amended from time to time in accordance with its terms.

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment inconsistent with any investment policy approved by the Board of Directors;

(e) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(f) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(g) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $250,000.

5.12. Termination of Covenants. All covenants of the Company contained in this Section 5 shall terminate upon the earlier of the closing of a Company Sale or the closing of an Initial Public Offering.

6. General.

(a) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, each Stockholder shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

(c) Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to the conflicts of law provisions thereof). The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(d) Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (i) two business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (ii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, Lyra Therapeutics, Inc., 480 Arsenal Street, Watertown, MA 02472, Attn: Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by the Company to the Preferred Stockholders, with a copy to Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, Massachusetts 02116, Attn: Johan V. Brigham, Esq.;

If to any Founder, at his address set forth on the signature page hereto, or at such other address or addresses as may have been furnished to the Company and the Investors in writing by such Founder; or

If to an Investor, at his or its address set forth on Schedule A, or at such other address or addresses as may have been furnished to the Company in writing by such an Investor, with a copy to: Cooley LLP, 500 Boylston Street, 14th Floor, Boston, MA 02116-3736, Attention: Marc Recht.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(e) Complete Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

(f) Amendments and Waivers. Any term of this Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least a majority of the Registrable Shares held by all of the Stockholders; provided that any amendment, termination or waiver of any term of Section 2.2 of this Agreement which has a disproportionately negative effect on the Founders shall also require the written consent of the holders of at least a majority of the Founder Registrable Shares; and provided further that this Agreement may be amended with the consent of the holders of less than all Registrable Shares only in a manner which affects all such holders in the same fashion and no amendment shall be effected to any provision hereof which will have the effect of reducing the approval threshold for any matter herein unless such amendment is approved by holders holding such threshold of votes; and provided further that no consent shall be required for an amendment pursuant to Section 6(k). Any such amendment, termination or waiver effected in accordance with this Section 6(f) shall be binding on all parties hereto, even if they do not execute such consent. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

(g) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(h) Counterparts; Facsimile Signatures. This Agreement may be executed and delivered by facsimile signature and in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document.

(i) Section Headings. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

(j) One Holder. For purposes of determining the number of Shares held by each Stockholder under this Agreement, (i) all affiliates of North Bridge Venture Partners (collectively, “North Bridge”) shall be deemed to be one holder, (ii) all affiliates of Polaris Venture Partners (collectively, “Polaris”) shall be deemed to be one holder and (iii) all affiliates of Perceptive Life Science Master Fund, Ltd. (collectively, “Perceptive”) shall be deemed to be one holder (with North Bridge, Polaris, Perceptive and Intersouth Partners VII, L.P. collectively the “Institutional Investors” and each an “Institutional Investor”).

(k) Addition of Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of Series C Preferred after the date hereof, any purchaser of such shares of Series C Preferred shall become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

(l) Prior IRA. The Prior IRA is hereby amended and restated in its entirety and restated herein. Such amendment and restatement is effective upon execution of this Agreement by the Company, the Founders and the Investors constituting the requisite votes necessary to amend such Prior IRA. Upon such execution, all provisions of, rights granted and covenants made in the Prior IRA are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

LYRA THERAPEUTICS, INC.

By:	/s/ Maria Palasis

Name:	Maria Palasis
Title:	President and Chief Executive Officer

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

ARROWMARK FUNDAMENTAL OPPORTUNITY FUND, L.P.

By:	ArrowMark Partners GP, LLC Its General Partner

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

INTERSOUTH PARTNERS VII, L.P.

By:	Intersouth Associates VII, LLC Its General Partner

By:	/s/ Dennis Dougherty
Name:	Dennis Dougherty
Title:	Member Manager

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

MERIDIAN SMALL CAP GROWTH FUND

By:	ArrowMark Colorado Holdings, LLC Its Investment Advisor

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

NORTH BRIDGE VENTURE PARTNERS V-A, L.P.

By:	North Bridge Venture Management V, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE PARTNERS V-B, L.P.

By:	North Bridge Venture Management V, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

NORTH BRIDGE VENTURE PARTNERS VI, L.P.

By:	North Bridge Venture Management VI, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:	/s/ Edward T. Anderson
Name:	Edward T. Anderson
Title:	Manager

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD.

By:	/s/ Joseph Edelman
Name:	Joseph Edelman
Title:	Investment Manager

PERCEPTIVE LS (A), LLC

By:	Perceptive LS GP, LLC Its Manager

By:	/s/ Joseph Edelman
Name:	Joseph Edelman
Title:	Investment Manager

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

POLARIS VENTURE PARTNERS V, L.P.

By:	Polaris Venture Management Co. V, L.L.C. Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C. Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C. Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:	Polaris Venture Management Co. V, L.L.C. Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-fact

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

POLARIS VENTURE PARTNERS IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C. Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-Fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND IV, L.P.

By:	Polaris Venture Management Co. IV, L.L.C. Its General Partner

By:	/s/ Lauren Crockett
Name:	Lauren Crockett
Title:	Attorney-in-Fact

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS:

RA CAPITAL HEALTHCARE FUND, L.P.

By:	RA Capital Healthcare Fund GP, LLC Its General Partner

By:	/s/ Rajeev Shah
Name:	Rajeev Shah
Title:	Manager

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS AND FOUNDERS:

/s/ Carmichael S. Roberts
Carmichael S. Roberts

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS AND FOUNDERS:

/s/ George M. Whitesides
George M. Whitesides

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Eighth Amended and Restated Investor Rights Agreement as of the date first written above.

INVESTORS AND FOUNDERS:

/s/ Robert Langer
Robert Langer

[Signature Page to Eighth Amended and Restated Investor Rights Agreement]

Lyra Therapeutics, Inc.

Signature Page

to

Series C Convertible Preferred Stock and Warrant Purchase Agreement,

Eighth Amended and Restated Investor Rights Agreement,

Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and

Ninth Amended and Restated Stockholders’ Voting Agreement

By executing and delivering this signature page, the undersigned hereby (i) agrees to become a party to and to be bound by the terms and conditions of that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement by and among Lyra Therapeutics, Inc., a Delaware corporation (the “Company”), and the other parties thereto, dated as of January 10, 2020 (the “Purchase Agreement”), as a “Purchaser” thereunder, (ii) acknowledges having read the representations in Section 4 of the Purchase Agreement entitled “Representations of Purchasers” and (iii) represents and warrants that the statements contained in such Section 4 are complete and accurate with respect to the undersigned as a Purchaser.

The undersigned further hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of:

(a)    that certain Eighth Amended and Restated Investor Rights Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Investors’ Rights Agreement”) as an “Investor” thereunder;

(b)    that certain Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 10, 2020, by and among the Company and the other parties named therein (the “Co-Sale Agreement”) as an “Investor” thereunder; and

(c)    that certain Ninth Amended and Restated Stockholders’ Voting Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Voting Agreement”) as an “Investor” and “Stockholder” thereunder.

This Joinder Agreement is contingent upon the Company’s receipt of funds from the undersigned in the amount of the Aggregate Purchase Price (as set forth below), which the undersigned hereby agrees it shall provide to the Company by a date no later than January 28, 2020. The undersigned hereby authorizes this signature page to be attached to the Purchase Agreement, the Investors’ Rights Agreement, the Co-Sale Agreement and the Voting Agreement or counterparts thereof.

Number of Shares of

Series C Preferred Stock: 5,153,178

Number of Warrant Shares

(Common Stock): 1,545,953

Aggregate Purchase Price: $1,999,999.92

[Signature Page Follows]

In witness Whereof, the undersigned has executed this Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement, Eighth Amended and Restated Investors’ Rights Agreement, Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and Ninth Amended and Restated Stockholders’ Voting Agreement as of the 28th day of January, 2020.

Clifton Capital L.P.

By:	/s/ Tracy Lange
Name:	Tracy Lange
Title:	Authorised Representative For Clifton Capital LP

AGREED TO AND ACCEPTED:

LYRA THERAPEUTICS, INC.

/s/ Maria Palasis
Maria Palasis
President and Chief Executive Officer

Lyra Therapeutics, Inc.

Signature Page

to

Series C Convertible Preferred Stock and Warrant Purchase Agreement,

Eighth Amended and Restated Investor Rights Agreement,

Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and

Ninth Amended and Restated Stockholders’ Voting Agreement

By executing and delivering this signature page, the undersigned hereby (i) agrees to become a party to and to be bound by the terms and conditions of that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement by and among Lyra Therapeutics, Inc., a Delaware corporation (the “Company’’), and the other parties thereto, dated as of January 10, 2020 (the “Purchase Agreement”), as a “Purchaser” thereunder, (ii) acknowledges having read the representations in Section 4 of the Purchase Agreement entitled “Representations of Purchasers” and (iii) represents and warrants that the statements contained in such Section 4 are complete and accurate with respect to the undersigned as a Purchaser.

The undersigned further hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of:

(a)    that certain Eighth Amended and Restated Investor Rights Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Investors’ Rights Agreement”) as an “Investor” thereunder;

(b)    that certain Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 10, 2020, by and among the Company and the other parties named therein (the “Co-Sale Agreement”) as an “Investor” thereunder; and

(c)    that certain Ninth Amended and Restated Stockholders’ Voting Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Voting Agreement”) as an “Investor” and “Stockholder” thereunder.

This Joinder Agreement is contingent upon the Company’s receipt of funds from the undersigned in the amount of the Aggregate Purchase Price (as set forth below), which the undersigned hereby agrees it shall provide to the Company by a date no later than January 27, 2020. The undersigned hereby authorizes this signature page to be attached to the Purchase Agreement, the Investors’ Rights Agreement, the Co-Sale Agreement and the Voting Agreement or counterparts thereof.

Number of Shares of

Series C Preferred Stock: 3,607,224

Aggregate Purchase Price: $1,399,999.71

[Signature Page Follows]

In witness Whereof, the undersigned has executed this Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement, Eighth Amended and Restated Investors’ Rights Agreement, Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and Ninth Amended and Restated Stockholders’ Voting Agreement as of the 27 day of January, 2020.

Soleus Private Equity Fund I, L.P.

By: Soleus Private Equity GP I, LLC, as general partner

By:	/s/ Steven Musumeci
Name:	Steven Musumeci
Title:	Chief Operating Officer

AGREED TO AND ACCEPTED:

LYRA THERAPEUTICS, INC.

/s/ Maria Palasis
Maria Palasis
President and Chief Executive Officer

Lyra Therapeutics, Inc.

Signature Page

to

Series C Convertible Preferred Stock and Warrant Purchase Agreement,

Eighth Amended and Restated Investor Rights Agreement,

Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and

Ninth Amended and Restated Stockholders’ Voting Agreement

By executing and delivering this signature page, the undersigned hereby (i) agrees to become a party to and to be bound by the terms and conditions of that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement by and among Lyra Therapeutics, Inc., a Delaware corporation (the “Company”), and the other parties thereto, dated as of January 10, 2020 (the “Purchase Agreement”), as a “Purchaser” thereunder, (ii) acknowledges having read the representations in Section 4 of the Purchase Agreement entitled “Representations of Purchasers” and (iii) represents and warrants that the statements contained in such Section 4 are complete and accurate with respect to the undersigned as a Purchaser.

The undersigned further hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of:

(a)    that certain Eighth Amended and Restated Investor Rights Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Investors’ Rights Agreement”) as an “Investor” thereunder;

(b)    that certain Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 10, 2020, by and among the Company and the other parties named therein (the “Co-Sale Agreement”) as an “Investor” thereunder; and

(c)    that certain Ninth Amended and Restated Stockholders’ Voting Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Voting Agreement”) as an “Investor” and “Stockholder” thereunder.

This Joinder Agreement is contingent upon the Company’s receipt of funds from the undersigned in the amount of the Aggregate Purchase Price (as set forth below), which the undersigned hereby agrees it shall provide to the Company by a date no later than 31, 2020. The undersigned hereby authorizes this signature page to be attached to the Purchase Agreement, the Investors’ Rights Agreement, the Co-Sale Agreement and the Voting Agreement or counterparts thereof.

Number of Shares of

Series C Preferred Stock: 235,965

Number of Warrant Shares

(Common Stock): 70,789

Aggregate Purchase Price: $91,580.38

[Signature Page Follows]

In witness Whereof, the undersigned has executed this Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement, Eighth Amended and Restated Investors’ Rights Agreement, Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and Ninth Amended and Restated, Stockholders’ Voting Agreement as of the 31st day of January, 2020.

Emmant, LLC

By:	/s/ Guido Neels
Name:	Guido Neels
Title:	Manager

AGREED TO AND ACCEPTED:

LYRA THERAPEUTICS, INC.

/s/ Maria Palasis
Maria Palasis
President and Chief Executive Officer

Lyra Therapeutics, Inc.

Signature Page

to

Series C Convertible Preferred Stock and Warrant Purchase Agreement,

Eighth Amended and Restated Investor Rights Agreement,

Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and

Ninth Amended and Restated Stockholders’ Voting Agreement

By executing and delivering this signature page, the undersigned hereby (i) agrees to become a party to and to be bound by the terms and conditions of that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement by and among Lyra Therapeutics, Inc., a Delaware corporation (the “Company”), and the other parties thereto, dated as of January 10, 2020 (the “Purchase Agreement”), as a “Purchaser” thereunder, (ii) acknowledges having read the representations in Section 4 of the Purchase Agreement entitled “Representations of Purchasers” and (iii) represents and warrants that the statements contained in such Section 4 are complete and accurate with respect to the undersigned as a Purchaser.

The undersigned further hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of:

(a)    that certain Eighth Amended and Restated Investor Rights Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Investors’ Rights Agreement”) as an “Investor” thereunder;

(b)    that certain Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of January 10, 2020, by and among the Company and the other parties named therein (the “Co-Sale Agreement”) as an “Investor” thereunder; and

(c)    that certain Ninth Amended and Restated Stockholders’ Voting Agreement, dated as of January 10, 2020, by and among the Company and the other parties thereto (the “Voting Agreement”) as an “Investor” and “Stockholder” thereunder.

This Joinder Agreement is contingent upon the Company’s receipt of funds from the undersigned in the amount of the Aggregate Purchase Price (as set forth below), which the undersigned hereby agrees it shall provide to the Company by a date no later than January 31, 2020. The undersigned hereby authorizes this signature page to be attached to the Purchase Agreement, the Investors’ Rights Agreement, the Co-Sale Agreement and the Voting Agreement or counterparts thereof.

Number of Shares of

Series C Preferred Stock: 644,147

Number of Warrant Shares

(Common Stock): 193,244

Aggregate Purchase Price: $249,999.90

[Signature Page Follows]

In witness Whereof, the undersigned has executed this Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement, Eighth Amended and Restated Investors’ Rights Agreement, Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, and Ninth Amended and Restated Stockholders’ Voting Agreement as of the 29th day of January, 2020.

RFA Holding LLC

By:	/s/ Giles Carmichael
Name:	Giles Carmichael
Title:	President

AGREED TO AND ACCEPTED:

LYRA THERAPEUTICS, INC.

/s/ Maria Palasis
Maria Palasis
President and Chief Executive Officer

SCHEDULE A

Investors

Intersouth Partners VII, L.P.

406 Blackwell Street

Suite 200

Durham, NC 27701

North Bridge Venture Partners V-A, L.P.

950 Winter Street, Suite 4600

Waltham, MA 02451

North Bridge Venture Partners V-B, L.P.

950 Winter Street, Suite 4600

Waltham, MA 02451

North Bridge Venture Partners VI, L.P.

950 Winter Street, Suite 4600

Waltham, MA 02451

Polaris Venture Partners IV, L.P.

1 Marina Park Drive

10th Floor

Boston, MA 02210

Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.

1 Marina Park Drive

10th Floor

Boston, MA 02210

Polaris Venture Partners V, L.P.

1 Marina Park Drive

10th Floor

Boston, MA 02210

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

1 Marina Park Drive

10th Floor

Boston, MA 02210

Polaris Venture Partners Founders’ Fund V, L.P.

1 Marina Park Drive

10th Floor

Boston, MA 02210

Polaris Venture Partners Special Founders’ Fund V, L.P.

1 Marina Park Drive

10th Floor

Boston, MA 02210

Citigroup Global Markets, Inc., as Custodian

FBO Robert Duane Dickson IRA

50 Deepwood Road

Darien, CT 06820

Duane Dickson

[xxx]

[xxx]

Carmichael Roberts

[xxx]

[xxx]

Robert Langer

[xxx]

[xxx]

Michael Loberg

[xxx]

[xxx]

George M. Whitesides

[xxx]

[xxx]

Mountainview Ventures, LLC

20 River Oaks Circle

Pikesville, MD 21208

Shaw Warren

[xxx]

[xxx]

Paramjith Anand

[xxx]

[xxx]

Milan Mrksich

[xxx]

[xxx]

MS Pace LP

8500 Normandale Lake Blvd

Suite 1070

Bloomington, MN 55437

Broadview Ventures I LLC

265 Franklin Street, Suite 1902

Boston, MA 02110

Emmant, LLC

c/o Guido Neels

7916 Dean Road

Indianapolis, IN 46240

Endoluminal Therapeutics, Inc.

c/o Dr. Marvin Slepian

2540 N Yellow Flower Trail

Tucson, AZ 85715

RA Capital Healthcare Fund, L.P.

c/o RA Capital Management, L.P.

200 Berkeley Street

18th Floor

Boston, MA 02116

Attn: General Counsel

Soleus Private Equity Fund I, L.P.

104 Field Point Road

Second Floor

Greenwich, CT 06830

ArrowMark Fundamental Opportunity Fund, L.P.

100 Fillmore Street

Denver, CO 80206

Meridian Small Cap Growth Fund

100 Fillmore Street

Denver, CO 80206

Perceptive Life Sciences Master Fund, Ltd

51 Astor Place, 10th Floor

New York, NY 10003

Perceptive LS (A), LLC

51 Astor Place, 10th Floor

New York, NY 10003

RFA Holding LLC

401 Park Avenue South

New York, NY 10016

Clifton Capital LP

c/o MJM Europe Limited

Corporate House

10 Oratory Street

Naxxar

NXR 2504

Malta

Giselle Weiss

Ochsengasse 14

CH-4123 Allschwil

Switzerland

Tracie Smart

76 Benton Road

Somerville, MA 02143

Milan Mrksich

560 N. Lincoln Street

Hinsdale, IL 60521

Karen Shannon

552 N. Vine St

Hinsdale IL 60521